[LOGO ROI CORPORATION(TM)]


MEDIA CONTACT:                                               INVESTOR RELATIONS:
Mandy Ownley                                                 Sherwin Krug
ROI Corporation                                              ROI Corporation
912-527-4414                                                 678-797-4601


                              For Immediate Release

                    ROI CORPORATION ANNOUNCES RESULTS FOR THE
                            YEAR ENDED JUNE 30, 2004

Kennesaw, Georgia - October 12, 2004 -- (OTCBB: ROIE) Return On Investment Corporation (ROI) reported financial results for the fiscal year ended June 30, 2004.

ROI's revenues for the fourth quarter ended June 30, 2004, increased 50.9% to $3,121,563 compared to $2,069,111 for the fourth quarter in the prior fiscal year. The net loss for the fourth quarter ended June 30, 2004 amounted to $2,920,081 compared to a net loss for the fourth quarter ended June 30, 2003 of $1,111,241.

ROI's revenues for the year ended June 30, 2004, increased 34.7% to $10,586,034 compared to $7,861,262 for the prior fiscal year. Excluding the effect of the fiscal 2004 acquisitions and results of the Campana Data operations, which were closed in October 2002, revenues increased by 24.9%, over the prior fiscal year. The net loss for the year ended June 30, 2004, amounted to $5,997,752 compared to a net loss for the prior year of $3,135,175.

On September 27, 2004, ROI announced that it is moving forward with plans to divest of its GO Software, Inc. subsidiary and that the proposed sale is part of ROI's business strategy to focus on its construction information product offerings under its Tectonic Network subsidiary. Tectonic was formed through the acquisition of three separate companies to form a unified company with a comprehensive suite of construction information products. ROI has received a number of offers for the proposed sale of GO Software and intends to complete the sale as soon as practicable, subject to negotiation of a definitive agreement, receipt of stockholder approval and satisfaction of all other conditions precedent

ROI's President and CEO, Arol Wolford, stated, "this was a very eventful year for us including the three acquisitions under the Tectonic Network umbrella, the acquisition of an internet payment gateway product to compliment the existing GO Software product line, the closing of three private placements, and the resolution of our escrow share overhang. While we continued to achieve revenue growth, the start up nature of some of the acquisitions, the significant costs involved in acquiring and integrating the various acquisitions under a unified brand and management team and the costs associated with required development efforts on security and scalability for the new payment gateway resulted in us incurring substantial losses. We are nevertheless excited about our prospects for the future as we focus our resources in the area we know best. We also believe that operating only one line of business through Tectonic Network will make it easier for new investors to understand our Company. We further believe that the proposed sale of GO will provide us with capital to expand Tectonic Network at an even faster pace".

---------------------------- ---------------------------------------- ---------------------------------------
                             Unaudited                                Audited
---------------------------- ---------------------------------------- ---------------------------------------
                             Quarter Ended June 30,                   Year Ended June 30,
---------------------------- ------------------ --------------------- ------------------ --------------------
                             2004               2003                  2004               2003
---------------------------- ------------------ --------------------- ------------------ --------------------
---------------------------- ------------------ --------------------- ------------------ --------------------
Revenue                      $ 3,121,563        $  2,069,111          $10,586,034        $  7,861,262
---------------------------- ------------------ --------------------- ------------------ --------------------

---------------------------- ------------------ --------------------- ------------------ --------------------
Net loss attributable to
common stockholders          $(2,920,081)       $ (1,111,241)         $(5,997,752)       $ (3,135,175)
---------------------------- ------------------ --------------------- ------------------ --------------------
Per share                    $     (0.22)       $      (0.10)         $     (0.50)       $      (0.28)
---------------------------- ------------------ --------------------- ------------------ --------------------

---------------------------- ------------------ --------------------- ------------------ --------------------


ABOUT RETURN ON INVESTMENT CORPORATION (WWW.ROICORPORATION.COM)

ROI Corporation is a holding company that is focused on two industries: payment processing and construction information. GO Software, a subsidiary of ROI, is the leading provider of windows based payment processing software that meets the needs of any merchant, regardless of transaction volume, platform, or sales environment. Tectonic Network, a subsidiary of ROI, provides information and online/print marketing and sales tools for the construction industry. These tools help commercial building product suppliers to increase their sales and exposure, and to improve their understanding of the needs and preferences of design professionals, specifiers, and buyers.

FORWARD LOOKING STATEMENTS

Statements that include the terms "believes", "intends", or "expects" are intended to reflect "forward looking statements" of the Company. The forward looking information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements or paragraphs, including without limitation, failure to divest of GO on acceptable terms or in a timely manner. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K.


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